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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Data Corporation pertaining to its Supplemental Incentive Savings Plan of our report dated January 23, 2002, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado December 16, 2002

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  Exhibit 23.1
Consent of Independent Auditors